As filed with the Securities and Exchange Commission on June 11, 2003

Registration No. 333-36922

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

Post-Effective Amendment No. 1

to

Form S-3

Registration Statement Under The Securities Act of 1933

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ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin

39-1388360

(State or other jurisdiction of

(I.R.S. Employer

ncorporation or organization)

Identification No.)

11425 West Lake Park Drive

Suite 900

Milwaukee, Wisconsin  53224

(414) 278-7676

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian E. Dearing

11425 West Lake Park Drive

Suite 900

Milwaukee, Wisconsin 53202-3149

(414) 278-7676

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Larry D. Lieberman

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI  53202

(414) 273-3500

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Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

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DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement (the “Registration Statement”) on Form S-3 (Reg. No. 333-36922) of ARI Network Services, Inc. (“ARI”), which was declared effective on September 1, 2000.  The Registration Statement relates to resales of 3,262,500 shares of ARI common stock by RGC International Investors, LDC, as follows:

Shares of Common Stock Reserved For:	Amount Registered

Conversion of principal of subordinated debenture	1,000,000
Conversion of interest on subordinated debenture	210,000
Investment options	800,000
Warrants	600,000
Antidilution and default provisions	652,500
TOTAL	3,262,500

The investment options expired pursuant to their terms, and the subordinated debenture and warrants were transferred and subsequently restructured.  No securities were sold pursuant to the Registration Statement.

In accordance with an undertaking contained in the Registration Statement, ARI files this post-effective amendment to deregister all 3,262,500 shares of common stock.

SIGNATURES

Pursuant to the requirements of Rule 478(a) of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 10th day of June, 2003.

ARI NETWORK SERVICES, INC.

By: /s/ Brian E. Dearing_______________________
Brian E. Dearing
Chairman and Chief Executive Officer